EXHIBIT 10.1

WARRANT EXERCISE AGREEMENT

THIS WARRANT EXERCISE AGREEMENT (the “Agreement”) is made as of October 17, 2018 (the “Effective Date”) by and between AIRBORNE WIRELESS NETWORK (the “Company”) and Sabby Volatility Warrant Master Fund, Ltd. (the “Warrant Holder”). Each of the Company and the Warrant Holder may be referred to herein individually as a “Party,” and collectively as the “Parties.”

WHEREAS, the Company issued certain shares of its Series A Convertible Preferred Stock (“Preferred Stock”), Series 1 Warrants to purchase shares of its Preferred Stock, which originally expired on August 29, 2018, extended to November 29, 2018 (the “Series 1 Warrants”), Series 2 Warrants to purchase shares of its Preferred Stock, which expire on November 29, 2018 (the “Series 2 Warrants”) and Series 3 Warrants to purchase shares of its Preferred Stock, which expire on May 29, 2019 (the “Series 3 Warrants,” together with the Series 1 Warrants and the Series 2 Warrants, the “Warrants” and collectively with the Preferred Stock and the Warrants, the “Securities”) in a public offering; and

WHEREAS, the Company and the Warrant Holder each agree to the exercise of Warrants hereunder subject to certain conditions set forth hereunder;

NOW THERFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency thereof is mutually acknowledged, the Parties agree as follows:

1. Exercise of Warrants. On the Effective Date or the first business day immediately thereafter, the Warrant Holder shall exercise a minimum of $600,000 of its Series 3 Warrants, provided, however, as a condition to the Warrant Holder’s obligations hereunder, the Company shall have received duly executed lock-up agreements from all other holders of Securities, substantially in the form of the Lock-Up Agreement (as defined below). The execution and delivery of such duly executed lock-up agreements from each holder of Securities is a condition precedent to the effectiveness of this Agreement, and a failure by the other holders of the Warrants to deliver such lock-up agreements will render this Agreement null and void ab initio and of no legal force and effect.

2. Lock-Up Agreements. Concurrently with the execution of this Agreement by all of the Parties, the Warrant Holder shall execute and deliver a Lock-Up Agreement, in substantially the form attached hereto as Exhibit A hereto (the “Lock-up Agreement”), to the Company, pursuant to which the Warrant Holder agrees not to sell or transfer its Warrants, shares of Preferred Stock or shares of common stock of the Company (“Common Stock”) during the 60-day period commencing on the date hereof, provided, however, that:

(a)	during the 30-day period commencing on the date of the Warrant Holder’s exercise under Section 1, the Warrant Holder will be permitted to freely transfer any Warrants, shares of Preferred Stock and shares of Common Stock; and

(b)	if (x) Ionic Ventures LLC does not exercise at least $600,000 of its Warrants by the end of November 16, 2018; and (y) the Warrant Holder notifies the Company by 5:00 p.m. on November 19, 2018, that it intends to exercise at least $600,000 of its Warrants and does so on the immediately following business day, then commencing on such date until the expiration of the Lock-Up Agreement, the Warrant Holder will be permitted to freely transfer any Warrants, shares of Preferred Stock and shares of Common Stock.

3. Amendment to the Series 1 and Series 2 Warrants. The Company and the Warrant Holder hereby agree to amend the Series 1 Warrants and the Series 2 Warrants to extend the expiration dates thereof to May 29, 2019. The Company shall thereafter use commercially reasonable efforts to file and seek a declaration of effectiveness of a post-effective amendment to the Company’s registration statement on Form S-1 (Reg. No. 333-220295) so that the amended Series 1 and Series 2 Warrants can be exercised and resold pursuant thereto.

4. Complete Agreement and Modifications. This Agreement represents the entire agreement between the Parties with respect to the subject matter set forth herein, and there are no understandings or agreements with respect thereto except as specifically stated in this Agreement. This Agreement supersedes the terms of any prior agreements between or among the Parties with respect to the subject set forth herein. The terms of this Agreement may not be modified except pursuant to a document signed by the Parties, and no right of any party may be waived except pursuant to a document signed by the Party expressly waiving that right.

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5. Binding Agreement. No Party may assign this Agreement or its rights and obligations hereunder without the prior written consent of the other Parties. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns. By signing below, each Party acknowledges that it has read this Agreement, has had an opportunity to consult with its own independent counsel, and by signing below, voluntarily accepts the terms of this Agreement.

6. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

8. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

10. Authority. By signing below, each signatory represents and warrants that such signatory has the requisite authority to enter into this Agreement.

11. Representation as to Other Parties and Report of Form 8-K. The Company shall file a Current Report on Form 8-K on or before 9:30 am ET on the trading day immediately following the date hereof disclosing all material terms of this Agreement and the material terms of any of the Lock-Up Agreements and understandings and agreements with the other parties (written or otherwise) to the Lock-Ups that were entered into in connection therewith.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first set forth above.

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

By:	/s/ Robert Grundstein

Name:	Robert Grundstein

Its:	Chief Operating Officer of Investment Manager

AIRBORNE WIRELESS NETWORK

By:	/s/ Michael J. Warren

Name:	Michael J. Warren

Its:	Chief Executive Officer

[Signature Page to Warrant Exercise Agreement]

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Exhibit A

Form of Lock-Up Agreement

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